As filed with the Securities and Exchange Commission on September
2, 1994
                                                   Registration
No. 33-
_________________________________________________________________
_____________
_________________________________________________________________
_____________



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 _____________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           WASHINGTON ENERGY COMPANY
            (Exact name of registrant as specified in its charter)

WASHINGTON
91-1005304
(State or Other Jurisdic-                            (I.R.S.
Employer Identifi-
tion  of  Incorporation  or
cation No.)
Organization)

                                   815 Mercer Street
                               Seattle, Washington 98109
                                    (206) 662-6767

             (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 _________________________

                                 Washington Energy Company
                                     Stock Option Plan

                                 (Full Title of the Plan)

                                 _________________________

                                    James P. Torgerson
                              Senior Vice President-Finance,
                                 Planning and Development
                                     815 Mercer Street
                                 Seattle, Washington 98109
                                      (206) 662-6767

                 (Name, address, including zip code, and
telephone number,
                        including area code, of agent for
service)

                                 _________________________
                                   CALCULATION OF REGISTRATION
FEE

 Title of Each   Amount to Be   Proposed Max-   Proposed Max-
Amount of
 Class of Se-    Registered     imum Offering   imum Aggre-
Registration
 curities to     (1)            Price Per       gate Offering
Fee
 Be Registered                  Share (2)       Price (2)
 $5.00 par       800,000        $15.00          $12,000,000
$4,138
 value           shares
 Common Stock
(1)  Plus  (i)  an  indeterminate  number  of  shares of Common
Stock that may
     become issuable under the Plan as a result of the adjustment provisions therein, and (ii) if any interests in the Plan constitutes separate securities  required  to  be registered under the Securities
Act of 1933,
     then, pursuant to Rule 416(c), an indeterminate amount of such interests to be offered or sold pursuant to the Plan.

(2) Computed pursuant to Rule 457 based on an offering price of $15.00 per share (the average of the high and low sales prices reported by the New
     York Stock Exchange on August 30, 1994) for the 800,000 shares issuable upon exercise of options, and/or stock appreciation rights granted in tandem with options, granted nor to be granted under the Stock Option
     Plan.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference

     The following documents are incorporated in this Registration Statement by reference:

          i. The Registrant's Annual Report on Form 10-K for the year ended September 30, 1993;

          ii.      All  other  reports  filed  by  the
Registrant  with  the
              Commission pursuant to Section 13(a) or 15(d) of the Securities
              Exchange  Act  of  1934, as amended (the "Exchange
Act"), since
              September 30,1993; and

          iii.          The  description  of the Registrant's
Common Stock set
                   forth  in  the Registration Statement on Form
8-A filed by
                   the Registrant with the Commission on July 27, 1992, under
                   Section 12(b) of the Exchange Act.

     All documents filed by the Registrant with the Commission after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d)
of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration
Statement and to be part hereof from the respective dates of filing of such documents.

     Any  statement  incorporated  by  reference  herein shall be deemed to be
modified  or  superseded  for  purposes  of this Registration
Statement to the
extent  that  a  statement contained herein or in any other
subsequently filed
document  which  also  is  or is deemed to be incorporated by reference herein
modifies  or  supersedes  such  statement.    Any  statement  so
modified  or
superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

     Not required.


Item 5.  Interests of Named Experts and Counsel

     None.


Item 6.  Indemnification of Directors and Officers

     The  Washington  Business  Corporation  Act  (Title  23B
RCW, as revised
effective July 1, 1990, Chapter 165, Laws of 1989) (the "Act") provides that under certain circumstances a corporation may indemnify any person for any


judgment,   settlement,  penalty,  fine  and  reasonable
expenses  (including
attorneys' fees) incurred in connection with a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in which such person is made, or threatened to be made, a defendant or respondent by reason of the fact that he or she is or was a director or officer of the corporation.

     Under Washington law, a corporation generally has the power to indemnify a director (or former director) if (a) he or she conducted himself in good faith and (1) in the case of conduct in his or her own official capacity with the corporation, he or she reasonably believed his or her conduct to be in the corporation's best interest, or (2) in all other cases, he or she reasonably believed his or her conduct to be at least not opposed to the corporation's best interests; and (b) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Act further provides that a director shall not be indemnified in connection with a proceeding by or in the right of the corporation in which he or she was adjudged liable to the corporation, or with respect to any proceeding, whether or not involving action in his or her official capacity, in which he or she shall have been adjudged to be liable on the basis that he or she improperly received a personal benefit in money, property or services to which he or she was not legally entitled. In the case of a proceeding by or in the right of the corporation, indemnification is limited by the Act to reasonable expenses incurred in connection with the proceeding. The Act further provides that no indemnification of a director or former director shall be made by the corporation unless authorized in a specific case after a determination that indemnification of the director is permissible in the circumstances because he or she has met the standard of conduct set forth in the applicable subsection.
This determination is to be made (a) by the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceedings in question; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not at the time parties to such proceeding; (c) in the opinion of special legal counsel; or (d) by the shareholders.

     Under certain circumstances a court may order indemnification of a director by a corporation even though the standards set forth above may not have been met.

     The Act further provides that a corporation has the power to indemnify an officer who is not a director (as well as employees and agents of the corporation who are not directors) to the same extent that it may indemnify directors and to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract. Therefore, indemnification of officers who are not directors under the Company's Bylaws is not subject to the same specific limitations and standards of conduct as set forth above with respect to indemnification of directors.

     Article  IX  of  the  Company's  Bylaws  provides  that the
Company shall
indemnify each person that was, is, or is threatened to be made a party to, or
is  otherwise involved in any actual or threatened proceeding by reason of the
fact  that  he  or she is or was a director or officer of the
Company, against
all  expense, liability and loss (including attorneys' fees, judgments, fines,
ERISA  excise  taxes  and  penalties  and  amounts  to  be paid in settlement)
actually   and  reasonably  incurred  or  suffered  in
connection  with  such
participation or involvement, provided that no such indemnification is permitted if the Company is prohibited from paying such indemnification by the applicable provisions of the Act or any other applicable law then in effect.
The Bylaws further provide that the right of indemnification includes the right to be paid by the Company for the expenses incurred in defending any proceeding in advance of its final disposition, provided that
(1) the person
seeking indemnification submits an agreement to repay all amounts so advanced if it shall be ultimately determined that he or she is not entitled to be indemnified, and (2) such person either delivers a written affirmation that he or she has met the standard of conduct necessary for indemnification or a determination that he or she has met such standard of conduct, as may be permitted or required by the Act or other applicable law.

     Any indemnification of a director in accordance with the Act, including a n y payment or reimbursement of expenses, shall be reported to the shareholders with the notice of the next shareholders meeting or prior thereto in a written report containing a brief description of the proceedings involving the director being indemnified and the nature and extent of such indemnification.

     Officers and directors of the Company are covered by a policy of insurance maintained by the Company which (with certain exceptions and within certain limitations) indemnifies them against loss and liabilities arising from any alleged "wrongful act" including an alleged error or misstatement or misleading statement or wrongful act or omission or neglect or breach of duty.

     The Company's Restated Articles of Incorporation, as amended, provide, as permitted by the Act, that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for conduct as a director, except for liability for (1) any acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director; (2) any conduct that violates Section 23B.08.310 (formerly Section
2 3 A . 08.450) of the Act (pertaining to unpermitted distributions to shareholders or loans to directors); or (3) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

     Reference is made to the Registrant's Restated Articles of Incorporation, filed as Exhibit 4.1 to this Registration Statement, and the Registrant's
Bylaws, filed as Exhibit 4.2 to this Registration Statement.


Item 7.  Exemption from Registration Claimed

     Not applicable.


Item 8.  Exhibits

     See Exhibit Index at page 7.

Item 9.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement;

              (i)  To include any prospectus required by Section
10(a)(3)
          of the Securities Act of 1933;

              (ii)      To  reflect in the prospectus any facts
or events
          arising  after the effective date of the Registration
Statement
          (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental
          change in the information set forth in the Registration
          Statement; and

              (iii) To include any material information with respect
          to the plan of distribution not previously disclosed in the
          R e g istration Statement or any material change to such
          information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the
     Registrant  pursuant  to Section 13 or 15(d) of the Exchange
Act that are
     incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the
     Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the
Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange
Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar   as  indemnification  for  liabilities
arising  under  the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the
Registrant will, unless, in the opinion of its counsel, the matter has been s e t tled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on FormS-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on August 17, 1994.

              WASHINGTON ENERGY COMPANY



              By  /s/ William P. Vititoe

                  William P. Vititoe
                  President and Chairman of the Board

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints
William P. Vititoe, James P. Torgerson and Marion V. Larson and each of them severally, his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, to execute in his name and on his behalf, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, any and all supplements hereto, and any and all other instruments necessary or incidental in connection herewith, and to file the same with the Commission.

     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

          Signature                      Title
Date


   /s/ William P. Vititoe          Chairman of the Board
August 17, 1994
 William P. Vititoe                of the Board of
                                   Directors (Principal
                                   Executive Officer),
                                   President and
                                   Director
   /s/ James P. Torgerson          Senior Vice
August 17, 1994
 James P. Torgerson                President-Finance,
                                   Planning and
                                   Development (Prin-
                                   cipal Financial
                                   Officer)

   /s/ Allyn P. Hebner             Vice President and
August 17, 1994
 Allyn P. Hebner                   Assistant Treasurer
                                   (Principal Accounting
                                   Officer)

   /s/ Virginia Anderson           Director
August 17, 1994
 Virginia Anderson


          Signature                      Title
Date


   /s/ Robert F. Bailey            Director
August 17, 1994
 Robert F. Bailey

   /s/ Donald J. Covey             Director
August 17, 1994
 Donald J. Covey


   /s/ John W. Creighton,          Director
August 17, 1994
 Jr.
 John W. Creighton, Jr.


   /s/ Robert L. Dryden            Director
August 17, 1994
 Robert L. Dryden

   /s/ Tomio Moriguchi             Director
August 17, 1994
 Tomio Moriguchi


   /s/ Sally G. Narodick           Director
August 17, 1994
 Sally G. Narodick

                                 EXHIBIT INDEX

     Certain  of  the following exhibits are filed herewith.
Certain other of
the following exhibits have heretofore been filed with the Commission and are incorporated herein by reference.


     (*Filed herewith)
Exhibit
Number  Description

4.1 Restated Articles of Incorporation of Washington Energy Company (incorporated by reference to Exhibit 3-A Washington Energy Company Form 10-Q for the quarter ended June 30, 1988, File No.0-8745)
4.2 Articles of Amendment to the Restated Articles of Incorporation of Washington Energy Company, dated March 6, 1990 (incorporated herein by reference to Exhibit 3-A.1 Washington Energy Company Form 10-K for the year ended September 30, 1990, File No.0-8745).

4.3 Articles of Amendment to the Restated Articles of Incorporation of Washington Energy Company, dated June 14, 1991 (incorporated herein by reference to Exhibit 3-A.2 Washington Energy Company Form 10-K for the year ended September 30, 1991, File No.0-8745).

4.4 Bylaws of Washington Energy Company (incorporated herein by reference to Exhibit 3-B.1 Washington Energy Company Form 10-K for the year ended September 30, 1990, File No.0-8745).
4.5 Amendment to Bylaws of Washington Energy Company dated December 12, 1990 (incorporated herein by reference to Exhibit 3-B.2 Washington Energy Company Form 10-K for the year ended September 30, 1990, File No.0-8745).

5*      Opinion of Riddell, Williams, Bullitt& Walkinshaw.
23.1* Consent of Arthur Andersen & Co., independent public accountants.

23.2*   Consent of Riddell, Williams, Bullitt& Walkinshaw
        (included in opinion filed as Exhibit 5 to this Registration Statement).

24*     Powers of Attorney (included on signature pages)
99*     Stock Option Plan